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TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	IDEARC INC	2,850,000	1,400,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

11/30/2006	UNITED AUTO GROUP	3,250,000	250,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities
12/4/2006	UNITED AUTO GROUP	50,000,000	130,000	JPMorgan; Banc of America Securities LLC; Merrill Lynch & Co.; Wachovia Securities

BLACKROCK Diversified Income Strategies Portfolio, Inc.

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12/7/2006	FORD MOTOR CREDIT	4,500,000,000	1,180,000

Citigroup Global Markets Inc.; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; BNP Paribas Securities Corp.; HSBC Securities (USA) Inc.; The Royal Bank of Scotland plc; ABN AMRO Rothschild LLC; Barclays Capital Inc.; Credit Suisse Securities (USA) LLC; UBS Securities LLC; Scotia Capital (USA) Inc.; Bear, Stearns & Co. Inc.; Calyon Securities (USA) Inc.; Comerica Securities, Inc.; Dresdner Kleinwort Wasserstein Securities LLC; Harris Nesbitt Corp.; BNY Capital Markets, Inc.; Fortis Securities LLC; PNC Capital Markets, Inc.; Wells Fargo Securities, LLC

12/11/2006	FORD MOTOR CREDIT 345397VC4	1,500,000	990,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/11/2006	FORD MOTOR CREDIT 345397VD2	1,500,000	1,340,000	Deutsche Bank Securities; Goldman, Sachs & Co.; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley
12/13/2006	NAVIOS MARITIME HOLDINGS	300,000,000	500,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; J.P. Morgan Securities Inc.; Banc of America Securities LLC; S. Goldman Advisors LLC

BLACKROCK Diversified Income Strategies Portfolio, Inc.

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1/9/2007	INTELSTAT	600,000,000	335,000	Deutsche Bank Securities; Lehman Brothers; Citigroup; Credit Suisse; Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Merrill Lynch & Co.; BNP Paribas; JPMorgan; RBS Greenwich Capital
1/17/2007	ARMARK CORPORATION	500,000,000	500,000

JPMorgan; Goldman, Sachs & Co.; Citigroup; Barclays Capital; Wachovia Securities; Calyon Securities (USA); GE Capital Markets, Inc.; HVB Capital Markets; Mitsubishi UFJ Securities; Mizuho International plc; NatCity Investments, Inc.; PNC Capital Markets LLC; Rabo Securities USA, Inc.; RBS Greenwich Capital

1/18/2007	OPEN SOLUTIONS	325,000,000	325,000	Wachovia Securities; JPMorgan; Merrill Lynch & Co.; GE Capital Markets, Inc.
2/1/2007	YANKEE CANDLE 984756AC0	200,000,000	200,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/1/2007	YANKEE CANDLE 984756AA4	325,000,000	240,000	Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
3/7/2007	GNC	300,000,000	1,670,000	J.P. Morgan Securities Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNP Paribas Securities Corp.; UBS Securities LLC

BLACKROCK Diversified Income Strategies Portfolio, Inc.

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3/13/2007	SMURFIT	675,000,000	780,000

Deutsche Bank Securities Inc.; Banc of America Securities LLC; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; UBS Securities LLC; BNY Capital Markets, Inc.; Goldman, Sachs & Co.; Scotia Capital (USA) Inc.; SG Americas Securities, LLC; Wachovia Capital Markets, LLC

3/14/2007	FREEPORT	1,000,000,000	3,260,000

J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Scotia Capital (USA) Inc.; UBS Securities LLC; ANZ Securities, Inc.; BNP Paribas Securities Corp.; Calyon Securities (USA) Inc.; Daiwa Securities SMBC Europe Limited; Greenwich Capital Markets, Inc.; HVB Capital Markets, Inc.; ING Financial Markets LLC; Mitsubishi UFJ Securities International plc; Mizuho Securities USA, Inc.; Natexis Bleichroeder Inc.; RBC Capital Markets Corporation; SG Americas Securities, LLC; Standard Chartered Bank; WestLB AG, London Branch

5/22/2007	UNIVERSAL HOSPITAL	230,000,000	280,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC
5/22/2007	UNIVERSAL HOSPITAL	230,000,000	300,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Bear, Stearns & Co. Inc.; Wachovia Capital Markets, LLC

BLACKROCK Diversified Income Strategies Portfolio, Inc.

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6/27/2007	COMMUNITY HEALTH SYSTEMS	133,333,334	2,780,000

Credit Suisse Securities (USA) LLC, Wachova Capital Markets, LLC, J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., GE Capital Markets Inc, Goldman Sachs & Co., SunTrust Capital Markers Inc, ABN AMRO Incorporated, Barclays Capital Inc, Calyon Securities (USA) Inc, Fifth Third Securities , Inc, KeyBanc Capital Markets Inc, NatCity Investments, Inc., Scotia Capital (USA) Inc., UBS Securities LLC.